                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              JUST FOR FEET, INC.
      -------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                     Not Applicable
      -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ____________________

     2) Aggregate number of securities to which transaction applies:

        _______________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/_________________________________

     4) Proposed maximum aggregate value of transaction: ______________________

     5) Total fee paid: _______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: ________________________________________________

     2) Form, Schedule or Registration Statement No.: __________________________

     3) Filing Party: __________________________________________________________

     4) Date Filed: ____________________________________________________________


-----------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                       [JUST FOR FEET LOGO APPEARS HERE]



                                 July 3, 1997


Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of your Company, which will be held on Monday, August 4, 1997 at 9:00 a.m., Central Daylight Time, at the principal executive offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama 35242.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matter to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     The specific proposal to be voted on at the special meeting authorizes an increase in the amount of bonded indebtedness which the Company is permitted to incur. Passage of this proposal requires the consent of a majority of the total outstanding shares of the Company, regardless of whether said shares are voted and, therefore, your vote is important. If you do not return your proxy, or do not vote your shares in person at the meeting, your non-participation is effectively the same as a "No" vote on this proposal. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy card at your earliest convenience. Returning the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                   Sincerely,


                                   /s/ Harold Ruttenberg
                                   -----------------------------------------
                                   Harold Ruttenberg
                                   Chairman of the Board, President
                                   and Chief Executive Officer

                              JUST FOR FEET, INC.
                            7400 Cahaba Valley Road
                          Birmingham, Alabama  35242

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           To Be Held August 4, 1997

            To the Holders of Common Stock of JUST FOR FEET, INC.:

    Notice is hereby given that a Special Meeting of Shareholders of Just For Feet, Inc., an Alabama corporation (the "Company"), will be held at the principal executive offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama on Monday, August 4, 1997 at 9:00 a.m. Central Daylight Time to consider and vote on a proposal to authorize an increase in the amount of bonded indebtedness which the Company may incur, as more fully described in the accompanying Proxy Statement.

    Only shareholders of record as of the close of business on July 2, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                               By Order of the Board of Directors


                               /s/ Scott C. Wynne
                               -----------------------------------------------
                               Scott C. Wynne
                               Secretary
Birmingham, Alabama
July 3, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              JUST FOR FEET, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                August 4, 1997
                ______________________________________________

                                PROXY STATEMENT
                ______________________________________________


    This proxy statement and form of proxy, which are first being mailed to shareholders on or about July 3, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Just For Feet, Inc. (the "Company"), for use at a Special Meeting of Shareholders of the Company to be held at the principal executive offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama, on Monday, August 4, 1997, at 9:00 a.m. Central Daylight Time and at any or all adjournments or postponements thereof. The Company's telephone number is (205) 408-3000.

    The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the proposal to authorize an increase in the amount of bonded indebtedness which the Company may incur. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

    Only shareholders of record at the close of business on July 2, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. As of July 1, 1997, the Company had outstanding 29,954,415 shares of Common Stock. Each share of Common Stock issued and outstanding on such record date is entitled to one vote.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Based solely on information made available to the Company, the following table sets forth certain information as of July 1, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company whose cash compensation exceeded $100,000 during fiscal 1996, and (iv) all directors and executive officers of the Company as a group.

                                                 Shares of
                                               Common Stock                 Percent of
          Beneficial Owner                 Beneficially Owned/(1)/      Outstanding Shares
--------------------------------------     -----------------------      ------------------
     Harold Ruttenberg/(2)/                        5,350,049                      17.9%
     Pamela B. Ruttenberg/(3)/                     1,841,002                       6.1
     Fidelity Management
          & Research Company/(4)/                  2,530,525                       8.9
     Pilgrim Baxter & Associates/(5)/              1,965,924                       6.6
     Karl B. Friedman, as Trustee for the
         Pamela B. Ruttenberg Irrevocable
         Children's Trust/(6)/                       521,909                       1.7
     Adam J. Gilburne/(7)/                           263,313                        *
     Harold and Pamela Ruttenberg Foundation         375,845                       1.3
     Robert C. Wabler/(8)/                           362,801                       1.2
     Ruttenberg Family Foundation/(9)/               137,687                        *
     Don-Allen Ruttenberg/(10)/                       88,124                        *
     Scott C. Wynne/(11)/                             88,124                        *
     Randall L. Haines/(12)/                          39,088                        *
     Michael P. Lazarus/(13)/                         38,750                        *
     Bart Starr, Sr.                                  11,560                        *
     David F. Bellet/(14)/                            22,500                        *
     Edward S. Croft, III /(15)/                       1,171                        *
     All executive officers and directors
          as a group  (11 persons)/(16)/           6,265,479                      20.8%

---------------------
  * Less than 1%.

/(1)/ Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying options to purchase Common Stock are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
/(2)/ Harold Ruttenberg and Pamela B. Ruttenberg are husband and wife. Includes
      3,509,047 shares owned directly by Harold Ruttenberg and 1,841,002 shares held by him as Trustee under a Voting Trust Agreement for the benefit of Pamela B. Ruttenberg which terminates in 2003. Mr. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
/(3)/ Represents shares held by Harold Ruttenberg as Voting Trustee for Pamela
      B. Ruttenberg, with respect to which Mr. Ruttenberg has voting power. Mrs. Ruttenberg retains the power to dispose of such shares. Mrs. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.

/(4)/ Based upon a statement on Schedule 13G dated June 9, 1997 filed by FMR
      Corp., the parent corporation of Fidelity Management & Research Company ("Fidelity"). Fidelity is the beneficial owner of the shares as a result of acting as investment adviser to various investment companies. FMR Corp. has sole dispositive power over the shares. The Company makes no representation as to the accuracy or completeness of the information reported. FMR Corp.'s business address is 82 Devonshire Street, Boston, Massachusetts 02109.
/(5)/ Based upon a statement on Schedule 13G dated March 12, 1997 filed by Pilgrim Baxter & Associates ("Pilgrim"). Pilgrim, as an investment advisor, has sole dispositive power and shares voting power with respect to all shares. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Pilgrim is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.
/(6)/ Trust is for the benefit of the three adult children of Harold and Pamela
      Ruttenberg. The shares held in the trust are allocated pro rata among the three children. Mr. Friedman disclaims beneficial ownership of the shares in the trust.
/(7)/ Includes 36,123 shares subject to outstanding options to purchase Common
      Stock which are exercisable within 60 days. Excludes 282,691 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(8)/ Includes 40,537 shares owned by Mr. Wabler's wife and 56,250 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 156,250 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(9)/ Shares held by the Ruttenberg Family Foundation for the benefit of the Birmingham Jewish Federation. The Ruttenbergs disclaim beneficial ownership of the shares held by the Foundation.
/(10)/Excludes 155,479 shares subject to outstanding options to purchase Common
      Stock which will become exercisable at various dates in the future. /(11)/Includes 40,478 shares subject to outstanding options to purchase Common
      Stock which are exercisable within 60 days. Excludes 155,479 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(12)/Includes 38,750 shares subject to outstanding options to purchase Common
      Stock which are exercisable within 60 days. Excludes 23,750 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(13)/Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 23,750 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(14)/Includes 12,500 shares subject to outstanding options to purchase Common
      Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(15)/Excludes 77,500 shares subject to outstanding options to purchase Common
      Stock which will become exercisable at various dates in the future. /(16)/Includes outstanding options to purchase an aggregate of 221,851 shares of
      Common Stock held by executive officers and directors which are exercisable within 60 days. Excludes 1,102,399 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.

    There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                AGENDA ITEM ONE
           PROPOSAL TO AUTHORIZE AN INCREASE IN THE AMOUNT OF BONDED
                   INDEBTEDNESS WHICH THE COMPANY MAY INCUR


    The Constitution of the State of Alabama provides that bonded indebtedness of an Alabama corporation may not be increased without the consent of the holders of a majority of its outstanding stock. The effect of such a requirement is that the board of directors of an Alabama corporation has less flexibility than that enjoyed by the boards of directors of corporations organized in states such as Delaware, which allow boards of directors to authorize the incurrence of debt without prior shareholder approval. One method of providing greater flexibility to the directors of an Alabama corporation is to have the shareholders authorize a substantial amount of bonded indebtedness. Accordingly, the Company is proposing to authorize an increase in the amount of bonded indebtedness the Company may incur which management believes is sufficient for the next several years. It is therefore proposed that the shareholders authorize the Company to incur bonded indebtedness at any time in an amount which, when added to bonded indebtedness then outstanding, does not exceed $300 million.

    The approval of this proposal by the shareholders will constitute "consent" to increase the amount of bonded indebtedness which the Company may incur for purposes of Alabama law with the timing of any such issuance to be determined by the Board of Directors of the Company in its discretion. Upon approval of the increase in the amount of bonded indebtedness, the Company may incur bonded indebtedness through the issuance of up to $115 million principal amount of Convertible Subordinated Notes due 2004 (the "Notes"). In addition, the Company currently maintains a revolving line of credit with a bank. As of April 30, 1997, the Company had no borrowings under such line of credit. The line of credit permits the Company to borrow up to $20 million for general working capital purposes. Borrowings, if any, under such line of credit bear interest at either the bank's prime rate or at the LIBOR rate plus 1.25% (6.75% at January 31, 1997) and are unsecured. The line of credit contains certain financial covenants and other restrictions. The Company expects to renew the line of credit following its scheduled expiration on July 1, 1997. Upon approval of the increase in the amount of bonded indebtedness, the Company may incur additional borrowings under its line of credit which may constitute bonded indebtedness under Alabama law.

THE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS NECESSARY TO APPROVE THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL.

                             SHAREHOLDER PROPOSALS


    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than February 7, 1998 directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.



                               By Order of the Board of Directors


                               /s/ Scott C. Wynne
                               --------------------------------------------
                               Scott C. Wynne
                               Secretary
Birmingham, Alabama
July 3, 1997

                              JUST FOR FEET, INC.
                            7400 Cahaba Valley Road
                          Birmingham, Alabama  35242


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints Harold Ruttenberg and Scott C. Wynne, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Special Meeting of Shareholders of JUST FOR FEET, INC. to be held on Monday, August 4, 1997 at 9:00 a.m. at the principal executive offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama, and any adjournment thereof:

     1. To approve the proposal to authorize an increase in the amount of bonded indebtedness which the Company may incur.

             [_]  FOR           [_] AGAINST            [_] ABSTAIN

                    (continued and to be signed on reverse)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSAL AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.


                    Please date and sign this Proxy exactly as name(s) appears on the mailing label.

                    --------------------------------------------------------
                    --------------------------------------------------------

                    Print Name(s):
                                  ------------------------------------------

                    NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                    Dated:
                          --------------------------------------------------